Securities and Exchange Commission
                       Washington, D.C.  20549

                              Form 8-K

                           Current Report

                   Pursuant to Section 13 or 15(d)
              of the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): November 21, 1996

                            Biogen, Inc.
       (Exact name of Registrant as specified in its charter)


Massachusetts              0-12042                04-3002117
(State or other          (Commission              (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)


                         14 Cambridge Center
                         Cambridge, MA 02142
         (Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code: (617) 679-2000


                      Exhibit Index on page 4.

Item 5.   Other Events.

     On November 21, 1996, the Registrant publicly disseminated a press release discussing the issuance by the Committee for Proprietary Medicinal Products (CPMP) of the European Medicines Evaluation Agency (EMEA) of a positive opinion for the Registrant's recombinant interferon beta for the treatment of relapsing multiple sclerosis. The CPMP's opinion represents the EMEA's scientific evaluation of the Registrant's product. The positive opinion of the CPMP now will be forwarded to the European Commission for final review and approval. Approval by the European Commission will allow the Registrant to market and sell its product in 15 member states of the European Union. The Registrant's product was approved for marketing and sale within the United States in May 1996. The information contained in the press release is incorporated herein by reference and filed as Exhibit 99.1 hereto.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

     99.1    The Registrant's Press Release dated November 21,
     1996.

                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Biogen, Inc.


                         By: /s/ Thomas J. Bucknum
                           Thomas J. Bucknum
                           Associate General Counsel - Chief
                           Corporate Counsel


Date: November 26, 1996

                            EXHIBIT INDEX

Exhibit                                           Sequential
Number              Description                   Page Number

99.1                The Registrant's Press Release     5
                    dated November 21, 1996

Media Contact:
Kathryn R. Bloom
Director of Communications
Biogen, Inc.
Tel: (617) 679-2851

Angela Kirkman
Manager of Communications
Biogen Europe
Tel: 33-1-41-37-96-02

Investment Community Contact:
Richard E. N. Lundberg
Manager, Investor Relations
Biogen, Inc.
Tel: (617) 679-2822
Internet: Rick_Lundberg@mail.biogen.com

                                        FOR IMMEDIATE RELEASE

       BIOGEN ANNOUNCES MAJOR STEP TOWARD EUROPEAN APPROVAL OF
                         INTERFERON BETA-1a

Cambridge, MA (November 21, 1996) -- Biogen, Inc. (NASDAQ/BGEN) today announced that the Committee for Proprietary Medicinal Products (CPMP) of the European Medicines Evaluation Agency (EMEA) has issued a positive opinion for Biogen's interferon beta-1a for the treatment of relapsing multiple sclerosis. Upon final approval, the product will be marketed in Europe under the brand name AVONEXTM. It is also marketed in the U.S. under the brand name AVONEX.

The CPMP's opinion represents the Agency's scientific evaluation of the product. According to the European procedure, the positive opinion will now be forwarded to the European Commission for final review and approval. Final Commission action grants a Marketing Authorization that is effective in all 15 member states of the European Union.

Jim Vincent, Biogen's Chairman and Chief Executive Officer, said, "This is a major step toward European market approval, and another strong sign of the potential for this drug. AVONEXTM continues to grow at a significant rate in the U.S., where we expect to be the market leader in the foreseeable future. The CPMP recommendation, combined with U.S. sales growth and the additional approvals anticipated in other markets, underscores the major potential market for AVONEXTM throughout the world."

AVONEXTM was licensed for the U.S. market in May 1996. Biogen has also applied for market approval in a number of other countries, including Australia, Canada, New Zealand, Switzerland and Norway.

Biogen, Inc., headquartered in Cambridge, MA, is a biopharmaceutical company principally engaged in developing and manufacturing drugs for human healthcare through genetic engineering. The company's revenues are generated from U.S. sales of AVONEXTM (Interferon Beta-1a) for treatment of relapsing forms of multiple sclerosis and from the worldwide sales by licensees of a number of products, including alpha interferon and hepatitis B vaccines and diagnostic products. Biogen is focused primarily on developing and testing novel products for multiple sclerosis, inflammatory and respiratory diseases, and certain viruses and cancers.

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